Exhibit 99.1

Contact

David Speechly, Ph.D.

Tel: (510) 749-1853

David.Speechly@celera.com

FOR IMMEDIATE RELEASE

CELERA ANNOUNCES SETTLEMENT WITH PUTATIVE CLASS ACTION PLAINTIFFS

REGARDING ACQUISITION BY QUEST DIAGNOSTICS

Alameda, CA – April 18, 2011 – Celera Corporation (NASDAQ:CRA) today announced that Celera and other named defendants have today entered into a memorandum of understanding (MOU) with plaintiffs’ counsel in connection with the previously consolidated putative class action lawsuits filed in Delaware and California state court in connection with the proposed acquisition of Celera by Quest Diagnostics Incorporated (NYSE: DGX).

As previously announced, on March 17, 2011, Celera entered into an Agreement and Plan of Merger (the Merger Agreement) with Quest Diagnostics and its wholly owned subsidiary Spark Acquisition Corporation. Pursuant to the Merger Agreement, on March 28, 2011, Quest Diagnostics and Spark Acquisition Corporation commenced a tender offer to acquire all of the issued and outstanding shares of Celera for $8.00 per share. On April 18, 2011, in connection with the MOU, Celera, Quest Diagnostics and Spark Acquisition Corporation entered into an amendment to the Merger Agreement that (i) reduces the fee payable by Celera in the event of its termination of the Merger Agreement from $23.45 million to $15.6 million, (ii) amends the standstill provision of the Merger Agreement to permit Celera to release third parties currently subject to confidentiality agreements with Celera from any standstill restrictions contained in such agreements and (iii) extends the initial expiration date of the tender offer from April 25, 2011 to May 2, 2011.

Also under the terms of the MOU, Celera will (i) provide additional disclosures in an amendment to be filed today with the Securities and Exchange Commission (SEC) to its solicitation/recommendation statement on Schedule 14D-9 with respect to certain of the analyses undertaken by its financial advisor in connection with such financial advisor’s assessment of the fairness to Celera’s stockholders, from a financial point of view, of the $8.00 net per share tender offer price, (ii) release third parties currently subject to confidentiality agreements with Celera from any standstill restrictions contained in such agreements and (iii) file a Current Report on Form 8-K with the SEC with respect to such additional disclosures, the MOU and the Merger Agreement amendment. The MOU reflects the parties’ agreement in principle to resolve the allegations by the settling plaintiffs against Celera and other defendants in connection with the tender offer and the Merger Agreement and provides a release and settlement by the purported class of Celera’s stockholders of all claims against Celera and other defendants and their affiliates and agents in connection with the tender offer and the Merger Agreement. The MOU and settlement are contingent upon, among other things, approval of the Delaware Court of Chancery, further definitive documentation and consummation of the tender offer and subsequent merger as set forth in the Merger Agreement. In the event that the MOU is not approved and such conditions are not satisfied, Celera will continue to vigorously defend these actions.

Celera and the other named defendants continue to believe that each of the aforementioned lawsuits is without merit and that they have valid defenses to all claims made by the applicable plaintiffs. The six putative class action lawsuits referred to above that are being settled pursuant to the MOU are the three consolidated actions pending in the Delaware Court of Chancery under the caption In re Celera Corp. Shareholder Litigation, and the three consolidated actions pending in the Alameda County Superior Court under the caption Lauver v. Ordoñez, et al.

Three additional actions in connection with the tender offer and the Merger Agreement remain outstanding and are not subject to the MOU: the Alameda County action, Korngold v. Ayers, et al. and two cases pending in the Northern District of California, McCreary v. Celera Corp., et al. and Andal v. Celera Corp. et al., which the Company intends to continue to vigorously defend. In the event the settlement contemplated by the MOU becomes final, Celera believes that these actions will be dismissed as a result of the release of claims resulting from the final order approving the settlement of the consolidated Delaware and California litigation.

About Celera

Celera is a healthcare business delivering personalized disease management through a combination of products and services incorporating proprietary discoveries. Berkeley HeartLab, Inc., a subsidiary of Celera, offers services to predict cardiovascular disease risk and improve patient management. Celera also commercializes a wide range of molecular diagnostic products through Abbott Molecular Inc. and Abbott Laboratories and has licensed other relevant diagnostic technologies developed to provide personalized disease management in cancer and liver diseases. Information about Celera, including reports and other information filed by the company with the SEC, is available at www.celera.com.

Certain statements in this press release are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature, depend upon or refer to future events or conditions, and are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward looking statements. Such forward-looking statements include the ability of Celera, Quest Diagnostics and Spark Acquisition Corporation to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of Celera’s stockholders will tender their shares of common stock in the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the tender offer or the subsequent merger may not be satisfied or waived; the effects of disruption from the transactions on Celera’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the tender offer or the Merger Agreement may result in significant costs of defense, indemnification and liability; the risk that the MOU may not be approved or its conditions may not be satisfied; other uncertainties pertaining to the business of Celera, including, among other things, the risks detailed in Celera’s public filings with the SEC from time to time, including Celera’s most recent Annual Report on Form 10-K for the year ended December 25, 2010. The reader is cautioned not to unduly rely on these forward-looking statements. Celera expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

Additional Information About the Transaction and Where to Find It

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The tender offer described in this release commenced on March 28, 2011, and, in connection with the tender offer, Quest Diagnostics has caused Spark Acquisition Corporation to file with the SEC a tender offer statement on Schedule TO (including the offer to purchase, letter of transmittal and related tender offer documents). Celera has filed with the SEC a solicitation/recommendation statement with respect to the tender offer on Schedule 14D-9. Investors and Celera stockholders are advised to read carefully these documents, and the amendments thereto that have been or will be filed with the SEC, because they contain important information. These documents are available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain related tender offer documents may be obtained free of charge by directing a request to Quest Diagnostics at 973-520-2900. A copy of the tender offer statement and Celera’s solicitation/recommendation statement are available to all stockholders of Celera free of charge at www.celera.com.